POWER OF ATTORNEY

The undersigned Trustee of the Cross Shore Discovery Fund, a Delaware statutory trust, hereby revokes all previous appointments and constitutes and appoints Elisabeth Dahl, Emily Schmidt and Tiffany Franklin, and each of them, attorneys and agents for the undersigned and in his name, place and stead, to execute any or all registration statements and any amendments thereto and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to the Trust, and hereby ratify and confirm our signatures as they may be signed by said attorneys and agents.

IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of June, 2020.

/s/ David J. Gruber
David J. Gruber

POWER OF ATTORNEY

The undersigned Trustee of the Cross Shore Discovery Fund, a Delaware statutory trust, hereby revokes all previous appointments and constitutes and appoints Elisabeth Dahl, Emily Schmidt and Tiffany Franklin, and each of them, attorneys and agents for the undersigned and in his name, place and stead, to execute any or all registration statements and any amendments thereto and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to the Trust, and hereby ratify and confirm our signatures as they may be signed by said attorneys and agents.

IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of June, 2020.

/s/ Thomas E. Niehaus
Thomas E. Niehaus